SHARE EXCHANGE AGREEMENT

dated as of

March 31, 2017

by and among

Grey Cloak Tech Inc.,

a Nevada corporation,

on the one hand

and

ShareRails, LLC,

a Delaware limited liability company,

Joseph Nejman,

an individual,

Dmitry Chourpo,

an individual,

and

Joseph Nejman,

as the Selling Members’ Representative

on the other hand

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”) is entered into on March 31, 2017 (the “Effective Date”) and is by and among Grey Cloak Tech Inc., a Nevada corporation (the “Buyer”), on one hand, and ShareRails, LLC, a Delaware limited liability company (the “Company”), Joseph Nejman, an individual (“Nejman”), Dmitry Chourpo, an individual (“Chourpo”), and Joseph Nejman, in his capacity as the “Selling Members’ Representative” (the Selling Members’ Representative represents the members of the Company as listed on Exhibit A, each a “Selling Member” and collectively the “Selling Members”), on the other hand. Each of the Buyer, Company, and the Selling Members may be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company is engaged in the business of developing a mobile commerce platform (the “Business”);

WHEREAS, Buyer desires to acquire the Company;

WHEREAS, the Selling Members are the beneficial and record owners of all of the issued and outstanding equity interests of the Company;

WHEREAS, the Selling Members desire to sell to Buyer, and the Buyer desires to purchase from the Selling Members, all of the issued and outstanding equity interests of the Company in exchange for shares of common and preferred stock of the Buyer (the “Exchange”);

WHEREAS, it is the intention of the Parties that upon Closing the Company shall become a wholly-owned subsidiary of the Buyer; and

WHEREAS, the Parties intend that the Exchange, as set forth in this Agreement, shall qualify as a tax-free reorganization under the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
THE EXCHANGE

1.1              Exchange of Membership Units.

(a)               At the Closing (as defined in Section 1.2), subject to the terms and conditions set forth herein, the Selling Members shall sell, convey, assign, and transfer to the Buyer, and the Buyer shall purchase, acquire and accept from the Selling Members, all of the membership interests of the Company (the “Membership Units”).

(b)               As consideration for the purchase of the Membership Units, the Buyer shall issue to the Selling Members, as set forth on Exhibit A attached hereto, an aggregate of ninety one million six hundred nineteen thousand one hundred seventy (91,619,170) shares of the Buyer’s common stock, at a ratio of 87.29442983 shares for each Membership Unit, and an aggregate of two million eight hundred fifty seven thousand six hundred eighty five (2,857,685) shares of Series A Convertible Preferred Stock of the Buyer (the “Exchange Shares”).

(c)               The Selling Members will sell, convey, assign, and transfer the Membership Units to Buyer. The Membership Units transferred to Buyer at the Closing shall constitute one hundred percent (100%) of the issued and outstanding equity interests of the Company.

(d)               As consideration for its acquisition of the Membership Units, Buyer shall issue the Exchange Shares to the Selling Members by delivering a stock certificate to each Selling Member registered in the name of the Selling Member, or the Selling Member’s nominees, evidencing the Exchange Shares (the “Exchange Shares Certificate”).

(e)               For federal income tax purposes, the Exchange is intended to constitute a tax-free “reorganization” within the meaning of Section 368 of the Code, and the Parties shall report the transactions contemplated by this Agreement consistent with such intent and shall take no position in any tax filing or legal proceeding inconsistent therewith. The Parties to this Agreement hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. None of Buyer, the Company, or the Selling Member has taken or failed to take, and after the Effective Date, Buyer shall not take or fail to take, any action which reasonably could be expected to cause the Exchange to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

1.2              Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article V and subject to the satisfaction or waiver of the conditions set forth in Article IV, the closing of the Exchange (the “Closing”) will take place at 5:00 p.m. Pacific Time on the Effective Date. The Closing shall take place at the offices of the Buyer, unless another date, time, or place is agreed to in writing by the Parties hereto.

1.3              Deliveries at Closing.

(a)               The Company must deliver:

(i)                 to the Buyer, a counterpart signature page to this Agreement;

(ii)              to the Buyer, a certificate, dated as of the Effective Date, executed by the Company, Nejman, and Chourpo, in the form attached hereto as Exhibit B (the “Company Representation Certificate”), stating that each of the conditions set forth in Section 4.2, with respect to the Company, have been satisfied; and

(iii)            to the Buyer, a certificate, dated as of the Effective Date, executed by manager or an executive officer of the Company, certifying as to the full force and effect of, and attaching as exhibits to such certificate, (A) the organizational documents of the Seller; (B) a certificate of good standing, dated as of a date within five (5) days of the Effective Date, from the Secretary of State of the State of Delaware; and (C) resolutions of the Company’s Board of Managers approving the Agreement and the transactions contemplated herein.

(b)	Each Selling Member, except Nejman and Chourpo, must deliver:

(i)                 to the Buyer, a counterpart signature page to the Release, Consent and Representative Agreement, the form of which is hereto as Exhibit C (the “Representative Agreement”).

(c)	Nejman and Chourpo must each deliver:

(i)                 to the Buyer, a counterpart signature page to this Agreement, including the counterpart signature of Nejman, Chourpo and the Selling Member Representative;

(ii)              to the Buyer, a counterpart signature page to a shareholders agreement, the form of which is attached hereto as Exhibit D (the “Shareholders Agreement”); and

(iii)            to the Buyer, a counterpart signature page to the Company Representation Certificate, stating that each of the conditions set forth in Section 4.2, with respect to the Company, have been satisfied.

(d)	The Buyer must deliver:

(i)                 to the Selling Members, a counterpart signature page to this Agreement;

(ii)              within ten (10) business days of the Effective Date, to the Selling Members, the Exchange Shares Certificates;

(iii)            to the Selling Members and the Company, a certificate dated as of the Effective Date, executed by the Buyer, in the form attached hereto as Exhibit E (the “Buyer Representation Certificate”), stating that each of the conditions in Section 4.3 have been satisfied; and

(iv)             to the Selling Members and the Company, a certificate, dated as of the Effective Date, executed by an executive officer of the Buyer, certifying as to the full force and effect of, and attaching as exhibits to such certificate, (A) the organizational documents of the Buyer; (B) a certificate of good standing, dated as of a date within five (5) days of the Effective Date, from the Secretary of State of the State of Nevada; and (C) resolutions of the Buyer’s Board of Directors approving the Agreement and the transactions contemplated herein.

(v)               to Nejman and Chourpo, a counterpart signature page to the Shareholders Agreement signed by William Bossung and Fred Covely.

(e)               Delivery by the Selling Members pursuant to Section 1.3(b) may be made after Closing but no later than ten (10) days after the Effective Date.

1.4              Directors of the Buyer. On the Effective Date, the parties identified on Exhibit F shall be appointed to the Buyer’s Board of Directors (the “Board”).

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1              Representations and Warranties of the Company, Nejman, and Chourpo. The Company, Nejman, and Chourpo, jointly and severally, represent and warrant to Buyer as follows:

(a)               Organization, Standing and Power. The Company is duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the requisite power and authority and all government licenses, authorizations, permits, consents, and approvals required to own, lease, and operate its properties and carry on its business as now being conducted. Other than as set forth in Section 2.1(a) of the Disclosure Schedule, the Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect (as defined in Section 7.2) with respect to the Company.

(b)               Subsidiaries. The Company does not own directly or indirectly, any equity or other ownership interest in any company, corporation, partnership, joint venture, or otherwise.

(c)               Capital Structure. The Company is authorized to issue one million seventy nine thousand four hundred forty one and twenty eight hundredths (1,079,441.28) membership interests, all of which are issued and outstanding. No other equity securities of the Company are issued, reserved for issuance, or outstanding. All issued and outstanding membership interests of the Company are nonassessable and not subject to preemptive rights. There are no outstanding bonds, debentures, notes or other indebtedness, or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters. Other than as set forth in Section 2.1(c) of the Disclosure Schedule, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements, or undertakings of any kind to which the Company is a party or by which they are bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional membership interests or other equity or voting securities of the Company or obligating the Company to issue, grant, extend, or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement, or undertaking. There are no outstanding contractual obligations, commitments, understandings, or arrangements of the Company to repurchase, redeem, or otherwise acquire or make any payment in respect of any membership interest of the Company. There are no agreements or arrangements pursuant to which the Company is or could be required to register membership interests of the Company’s common stock or other securities under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the “Securities Act”) or other agreements or arrangements with or among any security holders of the Company with respect to securities of the Company.

(d)               Corporate Authority. The Company has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and when delivered by the Company shall constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to a loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the Company under, (i) the Company’s Certificate of Formation, operating agreement or other organizational or charter documents of the Company; (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company, its properties or assets; or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Company, its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses, or liens that individually or in the aggregate could not have a Material Adverse Effect with respect to the Company or could not prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

(e)               Governmental Authorization. No consent, approval, order, or authorization of, or registration, declaration or filing with, or notice to, any United States court, administrative agency or commission, or other federal, state, or local government or other governmental authority, agency, domestic or foreign (a “Governmental Entity”), is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(f)                Financial Statements. The Company has previously delivered to Buyer the company-prepared financial statements of the Business consisting of the balance sheets of the Business as of December 31 in each of the years 2016 and 2015, and the related statements of income and cash flows for the years then ended (collectively “Annual Financial Statements”), and company-prepared financial statements consisting of the balance sheet of the Business as of February 28, 2017, and the related statements of income and cash flows for the two (2) month period then ended (the “Interim Financial Statements” and together with the Annual Financial Statements, the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP and are true, correct, complete, and not misleading.

(i)                 The Financial Statements are complete and correct and have been prepared from and substantially conform with the books and records of the Business and present fairly the financial condition and results of operations of the Business as of the dates and for the periods indicated.

(g)               Undisclosed Liabilities. Company has no Liabilities with respect to the Business, except (a) those which are adequately reflected or reserved against in the Interim Financial Statements as of February 28, 2017; (b) those which have been incurred in the ordinary course of business consistent with past practice since February 28, 2017 and which are not, individually or in the aggregate, in excess of $5,000; and/or (c) are specified in Section 2.1(g) of the Disclosure Schedule.

(h)               Absence of Certain Changes, Events, and Conditions. Since December 31, 2016, none of the following has occurred, except that which would not have a Material Adverse Effect:

(i)                 material change in any method of accounting or accounting practice for the Business;

(ii)              entry into any Contract;

(iii)            incurrence, assumption, or guarantee of any indebtedness for borrowed money in connection with the Business or by the Business;

(iv)             transfer, assignment, sale, lien, or other disposition of any of the Company’s assets or any other asset of the Business except in the ordinary course of business;

(v)               cancellation of any debts or claims or amendment, termination or waiver of any rights of the Business;

(vi)             transfer, assignment, or grant of any license or sublicense of any material rights under or with respect to any of the Intellectual Property;

(vii)          material damage, destruction or loss, or any material interruption in use, of any of the Company’s assets, whether or not covered by insurance;

(viii)        grant of any bonuses, whether monetary or otherwise, or any general wage or salary increases in respect of any Employees, other than as provided for in any written agreements or consistent with past practice, or change in the terms of employment for any Employee;

(ix)             loan to, or entry into any other transaction with, any member, manager or employee of Company; or

(x)               any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

(i)                 Material Contracts.

(i)                 Section 2.1(i) of the Disclosure Schedule lists each of the following Contracts (i) by which any of Company’s assets are bound or affected; or (ii) to which Company is a party or by which it is bound in connection with the Business or the Company assets, excluding the contracts executed in association with this Agreement (such Contracts listed or otherwise disclosed in Section 2.1(i) of the Disclosure Schedule and all Contracts relating to the Intellectual Property set forth in Section 2.1(k) of the Disclosure Schedule, being “Material Contracts”):

1)                  all Contracts involving aggregate consideration in excess of $5,000 in the aggregate and which, in each case, cannot be cancelled without penalty or without more than thirty (30) days’ notice;

2)                  all Contracts that require Company to purchase or sell a stated portion of the requirements or outputs of the Business or that contain “take or pay” provisions;

3)                  all Contracts that provide for the indemnification of any person or the assumption of any Tax, or other Liability of any person;

4)                  all Contracts that relate to the acquisition or disposition of any business, a material amount of stock or assets of any other person or any real property (whether by merger, sale of stock, sale of assets, or otherwise);

5)                  all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting, and advertising Contracts;

6)                  all employment agreements and Contracts with independent contractors or consultants (or similar arrangements) and which are not cancellable without penalty or without more than thirty (30) days’ notice;

7)                  except for Contracts relating to trade receivables, all Contracts relating to indebtedness (including, without limitation, guarantees);

8)                  all Contracts with any Governmental Entity;

9)                  all Contracts that limit or purport to limit the ability of Company to compete in any line of business or with any person or in any geographic area or during any period of time;

10)              all joint venture, partnership or similar Contracts;

11)              all Contracts for the sale of any of the Company’s assets or for the grant to any person of any option, right of first refusal or preferential or similar right to purchase any of the Company’s assets;

12)              all powers of attorney with respect to the Business or any of the Company’s assets;

13)              all collective bargaining agreements or Contracts with any labor organization, union or association; and

14)              all other Contracts that are material to the operation of the Business and not previously disclosed pursuant to this section.

(ii)              Each Material Contract is valid and binding on Company in accordance with its terms and is in full force and effect. None of Company or, to Company’s Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Material Contract. No event or circumstance has occurred that, to Company’s Knowledge, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Material Contract (including all modifications, amendments, and supplements thereto and waivers thereunder) have been provided to Buyer. There are no disputes pending or, to Company’s Knowledge, threatened under any Contract.

(j)                 Title to, and Sufficiency of, Assets.

(i)                 Company owns good, marketable title to all of its assets, free and clear of any Encumbrance, title imperfection, or restriction of any kind whatsoever (whether accrued, absolute, contingent, or otherwise), except the Encumbrances set forth on Section 2.1(j) of the Disclosure Schedule (“Permitted Encumbrances”).

(ii)              The Company’s assets are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property, and assets necessary to conduct the Business as currently conducted.

(iii)            The Company has no inventory.

(k)               Intellectual Property.

(i)                 Section 2.1(k) of the Disclosure Schedule lists all Intellectual Property Assets, whether or not such Intellectual Property Asset is registered. Except as set forth in Section 2.1(k) of the Disclosure Schedule, all required filings and fees related to the Intellectual Property Assets, the lack of which would have a Material Adverse Effect, have been timely filed with and paid to the relevant Governmental Entities and authorized registrars, and all registrations relating to the Intellectual Property Assets, the lack of which would have a Material Adverse Effect, are otherwise in good standing. Company has provided Buyer, to Buyer’s satisfaction at the time of Closing, with true and complete copies of file histories, documents, certificates, office actions, correspondence, and other materials related to all Intellectual Property Assets.

(ii)              Company owns all rights, title, and interest in and to the Intellectual Property Assets, free and clear of Encumbrances. Without limiting the generality of the foregoing and except as set forth in Section 2.1(k)(ii) of the Disclosure Schedule, Company has entered into binding, written agreements with every current and former employee of Company, and with every current and former independent contractor who worked on or with Intellectual Property Assets, whereby such employees and independent contractors (i) assign to Company any ownership interest and right they may have in the Intellectual Property Assets; and (ii) acknowledge Company’s exclusive ownership of all Intellectual Property Assets. Company is, to its Knowledge, in full compliance with all legal requirements applicable to the Intellectual Property Assets and Company’s ownership and use thereof.

(iii)            Section 2.1(k)(iii) of the Disclosure Schedule lists all Intellectual Property Licenses. Company has provided Buyer with true and complete copies of all such Intellectual Property Licenses. All such Intellectual Property Licenses are valid, binding, and enforceable between Company and the other parties thereto, and Company and such other parties are in full compliance with the terms and conditions of such Intellectual Property Licenses.

(iv)             The Intellectual Property Assets and Intellectual Property Licenses as currently or formerly owned, licensed, or used by Company or proposed to be used by Buyer, and the conduct of the Business as currently and formerly conducted by Company and proposed to be conducted by Buyer have not, do not and will not, to Company’s Knowledge, infringe, violate, or misappropriate the Intellectual Property of any Person. Company has not received any communication, and no Action has been instituted, settled or, to Company’s Knowledge, threatened that alleges any such infringement, violation or misappropriation.

(l)                 Suppliers. Section 2.1(l) of the Disclosure Schedule sets forth with respect to the Business (i) each supplier to whom Company has paid consideration for goods or services rendered in an amount greater than or equal to $5,000 for the period between January 1, 2015 to December 31, 2016 (collectively, the “Material Suppliers”); and (ii) the amount of purchases from each Material Supplier during such period. Company has not received any notice, and has no Knowledge, that any of the Material Suppliers has ceased, or intends to cease, to supply goods or services to the Business or to otherwise terminate or materially reduce its relationship with the Business.

(m)             Legal Proceedings.

(i)                 Except as set forth in Section 2.2(m) of the Disclosure Schedule, there are no legal proceedings pending or, to Company’s Knowledge, threatened against or by Company (a) relating to or affecting the Business; or (b) that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement; and no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(ii)              There are no outstanding and no unsatisfied judgments, penalties, or awards against, relating to or affecting the Business.

(n)               Compliance with Laws; Permits.

(i)                 To Company’s Knowledge, Company has complied, and is now complying, with all Laws applicable to the conduct of the Business as currently conducted.

(ii)              All Permits required for Company to conduct the Business as currently conducted, the lack of which would have a Material Adverse Effect, have been obtained by Company, and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. Section 2.2(n) of the Disclosure Schedule lists all current Permits issued to Company which are related to the conduct of the Business as currently conducted, including the names of the Permits and their respective dates of issuance and expiration. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse, or limitation of any Permit set forth in Section 2.2(n) of the Disclosure Schedule.

(o)               Employment Matters.

(i)                 Section 2.2(o) of the Disclosure Schedule contains a list of all persons who are Employees, consultants, or contractors of the Business as of the date hereof, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full or part time); (iii) hire date; (iv) current annual base compensation rate; (v) commission, bonus or other incentive-based compensation; and (vi) a description of the fringe benefits provided to each such individual as of the date hereof. As of the Effective Date and the Effective Date, all commissions and bonuses payable to Employees, consultants, or contractors of the Business for services performed on or prior to the Effective Date and the Effective Date have been paid in full and there are no outstanding agreements, understandings or commitments of Company with respect to any commissions, bonuses or increases in compensation. Buyer shall have the right, in its sole discretion, to employ, retain, or contract with any of such persons.

(ii)              Company is not a party to, or bound by, any collective bargaining or other Contract with a labor organization representing any of its Employees, and to Company’s Knowledge, there are no labor organizations representing, purporting to represent or attempting to represent any Employee.

(iii)            To Company’s Knowledge, Company is and has been in compliance with all applicable Laws pertaining to employment and employment practices to the extent they relate to the Employees. To Company’s Knowledge, all individuals characterized and treated by Company as consultants or contractors of the Business are properly treated as independent contractors under all applicable Laws.

(p)               Taxes. Except as set forth in Section 2.2(p) of the Disclosure Schedule:

(i)                 All Tax Returns with respect to the Business required to be filed by Company for any period prior to Closing have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete and correct in all respects. All Taxes due and owing by Company (whether or not shown on any Tax Return) have been, or will be, timely paid.

(ii)              Company has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any Employee, independent contractor, creditor or other party, and complied with all information reporting and backup withholding provisions of applicable Law.

(iii)            No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of Company.

(iv)             All deficiencies asserted, or assessments made, against Company as a result of any examinations by any taxing authority have been fully paid.

(v)               Company is not a party to any Action by any taxing authority. There are no pending or, to Company’s Knowledge, threatened Actions by any taxing authority.

(vi)             There are no Encumbrances for Taxes upon any of the Company’s assets nor, to Company’s Knowledge, is any taxing authority in the process of imposing any Encumbrances for Taxes on any of the Company’s assets (other than for current Taxes not yet due and payable).

(q)               Guaranties. Neither the Company nor a Selling Shareholder has guaranteed any dividend, obligation, or indebtedness of any person; nor has any person guaranteed any dividend, obligation, or indebtedness of the Company.

(r)                Related Party Arrangements. Except as set forth on Schedule 2.2(r) of the Disclosure Schedules, other than as contemplated by this Agreement, there are no material obligations of the Company to its respective members, shareholders, equity holders, managers, directors, officers, or employees, other than (a) for payment of salaries, bonuses, and benefits for services rendered; and (b) reimbursement of customary and reasonable expenses incurred on behalf of the Company.

(s)                Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

(t)                 Schedules and Exhibits. All schedules, including the Disclosure Schedule, and exhibits to this Agreement that were prepared by Company are true, complete, and accurate in all material regards.

2.2              Representations and Warranties of Buyer. Buyer represents and warrants to the Company and the Selling Members as follows:

(a)               Organization, Standing and Power. As of the Closing, Buyer is duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. Buyer is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect with respect to Buyer.

(b)               Subsidiaries. Buyer does not own directly or indirectly, any equity or other ownership interest in any company, corporation, partnership, joint venture, or otherwise.

(c)                 Capital Structure of Buyer. The Exchange Shares will be, when issued, duly authorized, validly issued, fully paid and nonassessable, not subject to preemptive rights, and issued in compliance with all applicable state and federal laws concerning the issuance of securities. Following the Closing, the capital structure of Buyer will be as set forth in Exhibit G. Except as set forth in Exhibit G, no shares of capital stock or other equity securities of the Buyer are or will be issued, reserved for issuance or outstanding. All issued and outstanding shares of capital stock of the Buyer are or will be fully paid and nonassessable and not subject to preemptive rights. There are or will be no outstanding bonds, debentures, notes, or other indebtedness or other securities of the Buyer having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters. Except as set forth in Exhibit G, there are or will be no outstanding securities, warrants, calls, rights, commitments, agreements, arrangements, or undertakings of any kind to which the Buyer is a party or by which they are bound, obligating the Buyer to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Buyer. There are or will be no outstanding contractual obligations, commitments, understandings, or arrangements of the Buyer to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Buyer.

(d)               Corporate Authority. Buyer has all requisite corporate and other power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and when delivered by Buyer shall constitute a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Buyer under, (i) its articles of incorporation, bylaws, or other charter documents of Buyer; (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, or license applicable to Buyer, its properties or assets; or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation, or arbitration award applicable to Buyer, its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses, or liens that individually or in the aggregate could not have a Material Adverse Effect with respect to Buyer or could not prevent, hinder or materially delay the ability of Buyer to consummate the transactions contemplated by this Agreement.

(e)               Government Authorization. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required by or with respect to Buyer in connection with the execution and delivery of this Agreement by Buyer, or the consummation by Buyer of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Securities Act or the Exchange Act.

(f)                Financial Statements. Buyer has previously delivered to Company the Buyer’s financial statements consisting of the company-prepared balance sheet of Buyer’s business operations as of December 31, 2016 and the audited balance sheet of the Buyer’s business operations as of December 31, 2015, and the related statements of income and cash flows for the years then ended (the “Buyer’s Financial Statements”). Buyer’s Financial Statements have been prepared in accordance with GAAP and are true, correct, complete, and not misleading.

(i)                 Buyer’s Financial Statements are complete and correct and have been prepared from and substantially conform with the books and records of the Buyer and present fairly the financial condition and results of the Buyer’s business operations as of the dates and for the periods indicated.

(g)               Undisclosed Liabilities. Buyer has no Liabilities, except (a) those which are adequately reflected or reserved against in the Buyer’s Financial Statements as of December 31, 2016; (b) those which have been incurred in the ordinary course of business consistent with past practice since December 31, 2016 and which are not, individually or in the aggregate, in excess of $5,000; and/or (c) are specified in Section 2.2(g) of the Disclosure Schedule.

(h)               Absence of Certain Changes, Events, and Conditions. Since December 31, 2016, and except as listed on Section 2.2(h) of the Disclosure Schedule, none of the following has occurred, except that which would not have a Material Adverse Effect:

(i)                 material change in any method of accounting or accounting practice for the Business;

(ii)              entry into any Contract;

(iii)            incurrence, assumption, or guarantee of any indebtedness for borrowed money in connection with the Buyer’s business operations;

(iv)             transfer, assignment, sale, lien, or other disposition of any of the Buyer’s assets except in the ordinary course of business;

(v)               cancellation of any debts or claims or amendment, termination, or waiver of any rights of the Buyer;

(vi)             transfer, assignment, or grant of any license or sublicense of any material rights under or with respect to any of the Intellectual Property;

(vii)          material damage, destruction or loss, or any material interruption in use, of any of the Buyer’s assets, whether or not covered by insurance;

(viii)        grant of any bonuses, whether monetary or otherwise, or any general wage or salary increases in respect of any Employees, other than as provided for in any written agreements or consistent with past practice, or change in the terms of employment for any Employee;

(ix)             loan to, or entry into any other transaction with, any member, manager or employee of Buyer; or

(x)               any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

(i)                 Buyer Material Contracts.

(i)                 Section 2.2(i) of the Disclosure Schedule lists each of the following Contracts that, other than as reflected in Buyer’s Financial Statements, (i) by which any of Buyer’s assets are bound or affected; or (ii) to which Buyer is a party or by which it is bound in connection with the Buyer’s assets, excluding the contracts executed in association with this Agreement (such Contracts listed or otherwise disclosed in Section 2.2(i) of the Disclosure Schedule and all Contracts relating to the Intellectual Property set forth in Section 2.2(k) of the Disclosure Schedule, being “Buyer Material Contracts”):

1)                  all Contracts involving aggregate consideration in excess of $5,000 in the aggregate and which, in each case, cannot be cancelled without penalty or without more than thirty (30) days’ notice;

2)                  all Contracts that require Buyer to purchase or sell a stated portion of the requirements or outputs or that contain “take or pay” provisions;

3)                  all Contracts that provide for the indemnification of any person or the assumption of any Tax, or other Liability of any person;

4)                  all Contracts that relate to the acquisition or disposition of any business, a material amount of stock or assets of any other person or any real property (whether by merger, sale of stock, sale of assets or otherwise);

5)                  all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting, and advertising Contracts;

6)                  all employment agreements and Contracts with independent contractors or consultants (or similar arrangements) and which are not cancellable without penalty or without more than thirty (30) days’ notice;

7)                  except for Contracts relating to trade receivables, all Contracts relating to indebtedness (including, without limitation, guarantees);

8)                  all Contracts with any Governmental Entity;

9)                  all Contracts that limit or purport to limit the ability of Buyer to compete in any line of business or with any person or in any geographic area or during any period of time;

10)              all joint venture, partnership, or similar Contracts;

11)              all Contracts for the sale of any of the Buyer’s assets or for the grant to any person of any option, right of first refusal or preferential or similar right to purchase any of the Buyer’s assets;

12)              all powers of attorney with respect to the Buyer’s business operations or any of the Buyer’s assets;

13)              all collective bargaining agreements or Contracts with any labor organization, union or association; and

14)              all other Contracts that are material to the operation of the Buyer’s business operations and not previously disclosed pursuant to this section.

(ii)              Each Buyer Material Contract is valid and binding on Buyer in accordance with its terms and is in full force and effect. None of Buyer or, to Buyer’s Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Buyer Material Contract. No event or circumstance has occurred that, to Buyer’s Knowledge, with notice or lapse of time or both, would constitute an event of default under any Buyer Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Buyer Material Contract (including all modifications, amendments, and supplements thereto and waivers thereunder) have been provided to Buyer. There are no disputes pending or, to Buyer’s Knowledge, threatened under any Contract.

(j)                 Title to, and Sufficiency of, Assets.

(i)                 Buyer owns good, marketable title to all of its assets, free and clear of any Encumbrance, title imperfection, or restriction of any kind whatsoever (whether accrued, absolute, contingent, or otherwise), except the Encumbrances set forth on Section 2.2(j) of the Disclosure Schedule (“Buyer Permitted Encumbrances”).

(ii)              The Buyer’s assets are sufficient for the continued conduct of its operations after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property, and assets necessary to conduct the Buyer’s business operations as currently conducted.

(iii)            The Inventories will be, at the Closing, no less than ninety percent (90%) of the average inventory value for the previous ninety (90) days, consist of a quality and quantity usable and salable in the ordinary course of business, except for obsolete, damaged, or slow-moving items that have been written-off or written-down to fair market value or for which adequate reserves have been established.

(k)               Intellectual Property.

(i)                 Section 2.2(k)2.1(k) of the Disclosure Schedule lists all Intellectual Property Assets, whether or not such Intellectual Property Asset is registered. Except as set forth in Section 2.2(k) of the Disclosure Schedule, all required filings and fees related to the Intellectual Property Assets, the lack of which would have a Material Adverse Effect, have been timely filed with and paid to the relevant Governmental Entities and authorized registrars, and all registrations relating to the Intellectual Property Assets, the lack of which would have a Material Adverse Effect, are otherwise in good standing. Buyer has provided Buyer, to Buyer’s satisfaction at the time of Closing, with true and complete copies of file histories, documents, certificates, office actions, correspondence, and other materials related to all Intellectual Property Assets.

(ii)              Buyer owns all rights, title, and interest in and to the Intellectual Property Assets, free and clear of Encumbrances. Without limiting the generality of the foregoing and except as set forth in Section 2.2(k)(ii) of the Disclosure Schedule, Buyer has entered into binding, written agreements with every current and former employee of Buyer, and with every current and former independent contractor who worked on or with Intellectual Property Assets, whereby such employees and independent contractors (i) assign to Buyer any ownership interest and right they may have in the Intellectual Property Assets; and (ii) acknowledge Buyer’s exclusive ownership of all Intellectual Property Assets. Buyer is, to its Knowledge, in full compliance with all legal requirements applicable to the Intellectual Property Assets and Buyer’s ownership and use thereof.

(iii)            Section 2.2(k)(iii) of the Disclosure Schedule lists all Intellectual Property Licenses. Buyer has provided Buyer with true and complete copies of all such Intellectual Property Licenses. All such Intellectual Property Licenses are valid, binding, and enforceable between Buyer and the other parties thereto, and Buyer and such other parties are in full compliance with the terms and conditions of such Intellectual Property Licenses.

(iv)             The Intellectual Property Assets and Intellectual Property Licenses as currently or formerly owned, licensed or used by Buyer or proposed to be used by Buyer, have not, do not and will not, to Buyer’s Knowledge, infringe, violate, or misappropriate the Intellectual Property of any Person. Buyer has not received any communication, and no Action has been instituted, settled or, to Buyer’s Knowledge, threatened that alleges any such infringement, violation or misappropriation.

(l)                 Suppliers. Section 2.2(l) of the Disclosure Schedule sets forth with respect to the Buyer’s business operations (i) each supplier to whom Buyer has paid consideration for goods or services rendered in an amount greater than or equal to $5,000 for the period between January 1, 2015 to December 31, 2016 (collectively, the “Buyer

Material Suppliers”); and (ii) the amount of purchases from each Buyer Material Supplier during such period. Buyer has not received any notice, and has no Knowledge, that any of the Buyer Material Suppliers has ceased, or intends to cease, to supply goods or services to the Buyer or to otherwise terminate or materially reduce its relationship with the Buyer.

(m)             Legal Proceedings.

(i)                 Except as set forth in Section 2.2(m) of the Disclosure Schedule, there are no legal proceedings pending or, to Buyer’s Knowledge, threatened against or by Buyer (a) relating to or affecting the Buyer’s business operations; or (b) that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement; and no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(ii)              There are no outstanding and no unsatisfied judgments, penalties, or awards against, relating to, or affecting the Buyer’s ability to conduct its business operations.

(n)               Compliance with Laws; Permits.

(i)                 To Buyer’s Knowledge, Buyer has complied, and is now complying, with all Laws applicable to the conduct of its business operations as currently conducted.

(ii)              All Permits required for Buyer to conduct its business operations as currently conducted, the lack of which would have a Material Adverse Effect, have been obtained by Buyer and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. Section 2.2(n) of the Disclosure Schedule lists all current Permits issued to Company which are related to the conduct of its business operations as currently conducted, including the names of the Permits and their respective dates of issuance and expiration. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse, or limitation of any Permit set forth in Section 2.2(n) of the Disclosure Schedule.

(o)               Employment Matters.

(i)                 Section 2.2(o) of the Disclosure Schedule contains a list of all persons who are Employees, consultants, or contractors of the Buyer as of the date hereof, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full or part time); (iii) hire date; (iv) current annual base compensation rate; (v) commission, bonus or other incentive-based compensation; and (vi) a description of the fringe benefits provided to each such individual as of the date hereof. As of the Effective Date and the Effective Date, all commissions and bonuses payable to Employees, consultants, or contractors of the Buyer for services performed on or prior to the Effective Date and the Effective Date have been paid in full and there are no outstanding agreements, understandings, or commitments of Buyer with respect to any commissions, bonuses or increases in compensation. Buyer shall have the right, in its sole discretion, to employ, retain, or contract with any of such persons.

(ii)              Buyer is not a party to, or bound by, any collective bargaining or other Contract with a labor organization representing any of its Employees, and to Buyer’s Knowledge, there are no labor organizations representing, purporting to represent or attempting to represent any Employee.

(iii)            To Buyer’s Knowledge, Buyer is and has been in compliance with all applicable Laws pertaining to employment and employment practices to the extent they relate to the Employees. To Buyer’s Knowledge, all individuals characterized and treated by Buyer as consultants or contractors of Buyer’s business operations are properly treated as independent contractors under all applicable Laws.

(p)               Taxes. Except as set forth in Section 2.2(p) of the Disclosure Schedule:

(i)                 All Tax Returns required to be filed by Buyer for any period prior to Closing have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete and correct in all respects. All Taxes due and owing by Buyer (whether or not shown on any Tax Return) have been, or will be, timely paid.

(ii)              Buyer has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any Employee, independent contractor, creditor or other party, and complied with all information reporting and backup withholding provisions of applicable Law.

(iii)            No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of Buyer.

(iv)             All deficiencies asserted, or assessments made, against Buyer as a result of any examinations by any taxing authority have been fully paid.

(v)               Buyer is not a party to any Action by any taxing authority. There are no pending or, to Buyer’s Knowledge, threatened Actions by any taxing authority.

(vi)             There are no Encumbrances for Taxes upon any of the Buyer’s assets nor, to Buyer’s Knowledge, is any taxing authority in the process of imposing any Encumbrances for Taxes on any of the Buyer’s assets (other than for current Taxes not yet due and payable).

(q)               Guaranties. The Buyer has not guaranteed any dividend, obligation, or indebtedness of any person; nor has any person guaranteed any dividend, obligation, or indebtedness of the Buyer.

(r)                  Related Party Arrangements. Except as set forth on Schedule 2.2(r) of the Disclosure Schedules, other than as contemplated by this Agreement, there are no material obligations of the Buyer to its respective members, shareholders, equity holders, managers, directors, officers, or employees, other than (a) for payment of salaries, bonuses, and benefits for services rendered, and (b) reimbursement of customary and reasonable expenses incurred on behalf of the Buyer.

(s)                Certain Fees. Except as set forth in Section 2.2(s) of the Disclosure Schedules, no brokerage or finder’s fees or commissions are or will be payable by Buyer to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank, or other person with respect to the transactions contemplated by this Agreement.

2.3              Representations and Warranties of the Selling Members. The Selling Members, and each of them, jointly and severally, represent and warrant to Buyer as follows:

(a)               Ownership of the Membership Units. The Selling Member owns all of the Membership Units, free and clear of all liens, claims, rights, charges, encumbrances, and Security Interests of whatsoever nature or type, and the Selling Member represents and warrants that the Membership Units represent the entire ownership interest of the Selling Member in the Company.

(b)               Power of Selling Member to Execute Agreement. The Selling Member has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Selling Member and the consummation by the Selling Member of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary action on the part of the Selling Member. This Agreement has been duly executed and when delivered by the Selling Member shall constitute a valid and binding obligation of the Selling Member, enforceable against the Selling Member, as applicable, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to a loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the Selling Member under, (i) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, or license applicable to the Selling Member, its properties or assets; or (ii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Selling Member, its properties or assets, other than any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a Material Adverse Effect with respect to the Selling Member or could not prevent, hinder or materially delay the ability of the Selling Member to consummate the transactions contemplated by this Agreement.

(c)               Investment. The Selling Member is acquiring the Exchange Shares for its own account, and not directly or indirectly for the account of any other person. The Selling Member is acquiring the Exchange Shares for investment and not with a view to distribution or resale thereof except in compliance with the Securities Act and any applicable state law regulating securities.

(d)               Registration of Securities. The Selling Member must bear the economic risk of investment for an indefinite period of time because the Exchange Shares have not been registered under the Securities Act and therefore cannot and will not be sold unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Buyer has made no representations, warranties or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 under the Securities Act will become available. Transfer of the Exchange Shares has not been registered or qualified under any applicable state law regulating securities and therefore the Exchange Shares cannot and will not be sold unless it is subsequently registered or qualified under any such act or an exemption therefrom is available. Buyer has made no representations, warranties or covenants whatsoever as to whether any exemption from any such act will become available.

(e)               Access to Information. The Selling Member acknowledges that Buyer has made available to it the opportunity to ask questions of and receive answers from Buyer’s management, including its officers and directors, concerning the terms and conditions of this Agreement and the business and financial condition of Buyer, and the Selling Member has received such information about the business and financial condition of Buyer and the terms and conditions of the Agreement as it has requested. The Selling Member understands that the Exchange Shares are speculative investments, which involve a high degree of risk of loss of the Selling Member’s entire investment.

(f)                Sophistication. The Selling Member further represents and warrants that the Selling Member has such business or financial expertise as to be able to protect the Selling Member’s own interests in connection with an investment in the Exchange Securities. The Selling Member further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of such investment. The Selling Member also represents that it has not been organized for the purpose of acquiring securities.

(g)               Buyer Information. The Selling Member acknowledges that Buyer has made available to it the opportunity to ask questions of and receive answers from Buyer’s officers and directors concerning the terms and conditions of this Agreement and the business and financial condition of Buyer, and the Selling Member has received to its satisfaction, such information about the business and financial condition of Buyer and the terms and conditions of the Agreement as it has requested. The Selling Member has carefully considered the potential risks relating to Buyer and acquiring the Exchange

Shares, and fully understands that such securities are speculative investments, which involve a high degree of risk of loss of the Selling Member and its entire investment.

ARTICLE III
ADDITIONAL AGREEMENTS

3.1              Confidentiality. The Parties to this Agreement may have disclosed in the past, or may disclose in the future, (verbally, in writing and electronic format) to one or more of the other parties certain financial information, trade secrets, know-how, equipment, standards and specifications, proposed products and services, vendors, business plans, customer lists, prices, market and sales information and plans, and other non-public information about their businesses and operations (“Confidential Information”). For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each party agrees to receive the Confidential Information in strict confidence and not distribute, disclose, or disseminate any Confidential Information of another party except to its employees and contractors (under at least the same obligation of confidentiality) with a need to know, and to its financial or legal advisors.

3.2       Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Exchange and the other transactions contemplated by this Agreement. Buyer and the Company shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Exchange.

3.3       Public Announcements. Buyer and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or court process. Each of the Parties hereto agree that the initial press release or subsequent releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

3.4       Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses.

ARTICLE IV
CONDITIONS PRECEDENT

4.1              Conditions to Each Party’s Obligation to Effect the Exchange. The obligation of each Party to effect the Exchange and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)               No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Exchange shall have been issued by any court of competent jurisdiction or any other Governmental Entity having jurisdiction and shall remain in effect, and there shall not be any applicable legal requirement enacted, adopted or deemed applicable to the Exchange that makes consummation of the Exchange illegal.

(b)               Governmental Approvals. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity having jurisdiction which the failure to obtain, make or occur would have a Material Adverse Effect on Buyer or the Company shall have been obtained, made or occurred.

(c)               No Litigation. There shall not be pending or threatened any suit, action or proceeding before any court, Governmental Entity or authority (i) pertaining to the transactions contemplated by this Agreement; or (ii) seeking to prohibit or limit the ownership or operation by the Company, Buyer or any of its subsidiaries, or to dispose of or hold separate any material portion of the business or assets of the Company or Buyer.

4.2              Conditions Precedent to Obligations of Buyer. The obligation of Buyer to effect the Exchange and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, except for the extended period for delivery with respect to Section 4.2(c), of each of the following conditions:

(a)               Representations, Warranties and Covenants. The representations and warranties of the Company, Nejman and Chourpo in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or Material Adverse Effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Effective Date; and the Company and the Selling Members shall each have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by each of them prior to the Effective Date.

(b)               Consents. Buyer shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

(c)               Release, Consent and Representative Agreement. The Company or Nejman shall deliver to the Buyer, within ten (10) days of the Effective Date, a fully executed copy of the Representative Agreement.

4.3              Conditions Precedent to Obligation of the Company and Selling Members. The obligation of the Company and Selling Members to effect the Exchange and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)               Representations, Warranties, and Covenants. The representations and warranties of Buyer in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or Material Adverse Effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Effective Date; and Buyer shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it prior to the Effective Date.

(b)               Consents. The Company and Selling Members shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications, and orders of governmental authorities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

ARTICLE V
TERMINATION, RESCISSION, AMENDMENT, AND WAIVER

5.1       Termination.

(a)               This Agreement may be terminated:

(i)                 by Buyer if the Company and Nejman fail to deliver the Representative Agreement within the time period set forth in Section 1.3(b) and Section 4.2(c);

(ii)              by mutual written consent of Buyer and the Company; or

(iii)            by either Buyer or the Company if any Governmental Entity shall have issued an order, decree, or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Exchange and such order, decree, ruling or other action shall have become final and non-appealable.

5.2       Effect of Termination. In the event of termination of this Agreement by either the Company or Buyer as provided in Section 5.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Buyer, the Company, or the Selling Members. Nothing contained in this Section shall relieve any Party for any breach of the representations, warranties, covenants, or agreements set forth in this Agreement.

5.3       Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

5.4       Return of Documents. In the event of termination or rescission of this Agreement for any reason, Buyer and the Company will return to the other Party all of the other Party’s documents, work papers, and other materials (including copies) relating to the transactions contemplated in this Agreement, whether obtained before or after execution of this Agreement. Buyer and the Company will not use any information so obtained from the other Party for any purpose and will take all reasonable steps to have such other Party’s information kept confidential.

5.5       Rescission. In the event of termination of this Agreement by either the Company or Buyer as provided in Section 5.1, the Parties agree that any issuance of the Exchange Shares will be rescinded and the Selling Members will be reinstated as Members of the Company, regaining full ownership of their Membership Units. The Parties agree to take the actions necessary to effect rescission pursuant to this Section 5.5 in the event of termination pursuant to Section 5.1.

ARTICLE VI
INDEMNIFICATION AND RELATED MATTERS

6.1       Survival of Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive until twelve (12) months after the Effective Date (except for with respect to Taxes which shall survive for the applicable statute of limitations plus ninety (90) days, and covenants that by their terms survive for a longer period).

6.2       Indemnification.

(a)               The Company and the Selling Members shall jointly indemnify and hold Buyer, and its affiliates and assigns, harmless for, from and against any and all liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest, and expenses (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) (collectively, “Losses”) to which Buyer, or its affiliates and assigns, may become subject resulting from or arising out of any breach of a representation, warranty or covenant made by the Company or Selling Members as set forth herein.

6.3       Notice of Indemnification. Promptly after the receipt by any indemnified Party (the “Indemnitee”) of notice of the commencement of any action or proceeding against such Indemnitee, such Indemnitee shall, if a claim with respect thereto is or may be made against any indemnifying Party (the “Indemnifying Party”) pursuant to this Article VI, give such Indemnifying Party written notice of the commencement of such action or proceeding and give such Indemnifying Party a copy of such claim and/or process and all legal pleadings in connection therewith. The failure to give such notice shall not relieve any Indemnifying Party of any of its indemnification obligations contained in this Article VI, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have, upon request within thirty (30) days after receipt of such notice, but not in any event after the settlement or compromise of such claim, the right to defend, at its own expense and by its own counsel reasonably acceptable to the Indemnitee, any such matter involving the asserted liability of the Indemnitee; provided, however, that if the Indemnitee determines that there is a reasonable probability that a claim may materially and adversely affect it, other than solely as a result of money payments required to be reimbursed in full by such Indemnifying Party under this Article VI or if a conflict of interest exists between Indemnitee and the Indemnifying Party, the Indemnitee shall have the right to defend, compromise or settle such claim or suit; and, provided, further, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, which shall not be unreasonably withheld, be conclusive as to the liability of such Indemnifying Party to the Indemnitee. In any event, the Indemnitee, such Indemnifying Party and its counsel shall cooperate in the defense against, or compromise of, any such asserted liability, and in cases where the Indemnifying Party shall have assumed the defense, the Indemnitee shall have the right to participate in the defense of such asserted liability at the Indemnitee’s own expense. In the event that such Indemnifying Party shall decline to participate in or assume the defense of such action, prior to paying or settling any claim against which such Indemnifying Party is, or may be, obligated under this Article VI to indemnify an Indemnitee, the Indemnitee shall first supply such Indemnifying Party with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or, failing such judgment or decree, the terms and conditions of the settlement or compromise of such claim. An Indemnitee’s failure to supply such final court judgment or decree or the terms and conditions of a settlement or compromise to such Indemnifying Party shall not relieve such Indemnifying Party of any of its indemnification obligations contained in this Article VI, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. If the Indemnifying Party is defending the claim as set forth above, the Indemnifying Party shall have the right to settle the claim only with the consent of the Indemnitee.

6.4	Certain Limitations.

(a)               The Company and Selling Members will not be liable to Buyer for indemnification under this Article VI until the aggregate amount of all Losses in respect of indemnification under Section 6.2 of this Agreement exceeds Twenty Five Thousand Dollars ($25,000) (the “Basket”), in which case the Company and Selling Members shall only be required to pay or be jointly and severally liable for Losses in excess of the Basket. The aggregate amount of all Losses for which the Company and the Selling Members shall be liable pursuant to this Article VI shall be limited to the Exchange Shares (the “Cap”).

ARTICLE VII
GENERAL PROVISIONS

7.1       Notices. Any and all notices and other communications hereunder shall be in writing and shall be deemed duly given to the Party to whom the same is so delivered, sent or mailed at addresses and contact information set forth below (or at such other address for a Party as shall be specified by like notice).  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be deemed given and effective on the earliest of: (a) on the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:00 p.m. (Pacific Time) on a business day; (b) on the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a business day or later than 5:00 p.m. (Pacific Time) on any business day; (c) on the second business day following the date of mailing, if sent by a nationally recognized overnight courier service; or (d) if by personal delivery, upon actual receipt by the Party to whom such notice is required to be given.

If to Buyer: Grey Cloak Tech, Inc.

10300 W. Charleston Blvd., Suite 13-378

Las Vegas, NV 89135

Attn: William Bossung

Email: wbossung@yahoo.com

with a copy to: Clyde Snow & Sessions, PC
Attn: Brian A. Lebrecht
201 South Main Street, Thirteenth Floor
Salt Lake City, UT 84111
Email: bal@clydesnow.com

If to the Company: ShareRails, LLC

555 Bryant Street, Suite 555

Palo Alto, CA 94301

Attn: Joseph Nejman

Email:joseph@sharerails.com

If to the

Selling Members: c/o Joseph Nejman

772 Wooded Rd.

Jenkintown, PA 19046

Email:joseph@sharerails.com

7.2       Definitions. For purposes of this Agreement:

(a)               an “Affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

(b)               “Knowledge” shall mean actual knowledge of the applicable Party or actual knowledge of any director or executive officer of the applicable Party;

(c)               “Material Adverse Effect” means, when used in connection with the Company or Buyer, any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such Party and its subsidiaries taken as a whole (after giving effect in the case of Buyer to the consummation of the Exchange);

(d)               “Ordinary course of business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency);

(e)               “Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Entities.

(f)                “Person” means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity;

(g)               “Subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which) that is owned directly or indirectly by such first person; and

(h)               “Security Interest” means any mortgage, pledge, lien, encumbrance, deed of trust, lease, charge, right of first refusal, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement or any other security interest, other than (i) mechanic’s, materialmen’s, and similar liens; (ii) statutory liens for taxes not yet due and payable; (iii) purchase money liens and liens securing rental payments under capital lease arrangements, (iv) pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other similar social security legislation; and (v) encumbrances, security deposits or reserves required by law or by any Governmental Entity.

7.3       Interpretation. When a reference is made in this Agreement to a Section, Exhibit, or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

7.4       Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the Parties any rights or remedies.

7.5       Governing Law/Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Any dispute arising from the Agreement shall be decided solely and exclusively by State or Federal courts located in Nevada. The Parties agree to submit to the personal and exclusive jurisdiction of the State or Federal courts located in Clark County, Nevada.

7.6       Assignment. Neither this Agreement nor any of the rights, interests, or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

7.7       Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any State or Federal court located in the State of Nevada, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the Parties hereto (a) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court; and (b) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any state court other than such court.

7.8       Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

7.9       Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one Party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument, and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party hereto, each other Party hereto shall re-execute original forms hereof and deliver them in person to all other Parties. No Party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense related to lack of authenticity.

7.10       Attorneys’ Fees. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the Parties hereto agree that the prevailing Party or Parties shall be entitled to recover from the other Party or Parties upon final judgment on the merits reasonable attorneys’ fees, including attorneys’ fees for any appeal, and costs incurred in bringing such suit or proceeding.

[remainder of page intentionally left blank; signature page to follow]

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Agreement as of the date first above written.

“Buyer”

Grey Cloak Tech Inc.,
a Nevada corporation

/s/ Fred Covely
By: Fred Covely
Its: President

[signatures continue on the following page]

“Company”

ShareRails, LLC,
a Delaware limited liability company

/s/ Joseph Nejman
By: Joseph Nejman
Its: President and Manager

[signatures continue on the following page]

“Selling Members’ Representative”

/s/ Joseph Nejman
Joseph Nejman,
on behalf of the Selling Members

“Nejman”

/s/ Joseph Nejman
Joseph Nejman, an individual

“Chourpo”

/s/ Dmitry Chourpo
Dmitry Chourpo, an individual

Exhibits
A	Selling Members
B	Form of Company Representation Certificate
C	Representative Agreement
D	Shareholders Agreement
E	Form of Buyer Representation Certificate
F	Board Members
G	Buyer’s Capital Structure

Schedules
Company 2017 EBITDA Statement Sample
Key Employees
Third-Party Approvals, Consents and Waivers

Disclosure Schedules of Company
2.1(a)	Organization, Standing and Power
2.1(c)	Capital Structure
2.1(h)	Certain Changes, Events and Conditions
2.1(i)	Material Contracts
2.1(j)	Permitted Encumbrances
2.1(k)	Intellectual Property
2.1(k)(ii)	Intellectual Property Assignments
2.1(k)(iii)	Intellectual Property Licenses
2.1(l)	Material Suppliers
2.1(n)	Permits
2.1(o)	Employment Matters
2.1(p)	Taxes
2.1(r)	Related Party Arrangements

Disclosure Schedules of Buyer
2.2(h)	Certain Changes, Events and Conditions
2.2(i)	Buyer Material Contracts
2.2(j)	Buyer Permitted Encumbrances
2.2(k)	Intellectual Property
2.2(k)(ii)	Intellectual Property Assignments
2.2(k)(iii)	Intellectual Property Licenses
2.2(l)	Buyer Material Suppliers
2.2(m)	Legal Proceedings
2.2(n)	Permits
2.2(o)	Employment Matters
2.2(p)	Taxes
2.2(r)	Related Party Arrangements
2.2(s)	Certain Fees